UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2010

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2010 the Company entered into new executive employment agreements with its principal executive officer, principal financial officer and three other named executive officers, as defined by the instructions to Item 5.02, (individually an “Agreement” and collectively the “Agreements”). The Agreements obligate IDEXX Laboratories, Inc. (the “Company”) to make certain payments and provide certain benefits to the Company’s executive officers listed above (collectively the “Executive Officers”) upon a qualifying termination of employment that follows a change in control of the Company, as described further below. The Agreements supersede similar agreements previously entered into by the Company and the Executive Officers. The Agreements for the Executive Officers are identical except as described below.

The Agreements become effective upon a change in control of the Company, which will occur generally upon (1) the acquisition by any person of 35% or more of the shares of common stock or combined voting power of the Company’s outstanding securities, (2) a change in the composition of the Company’s board of directors over a 24-month period such that a majority of the board no longer consists of incumbent directors or directors nominated or elected by incumbent directors, (3) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company where the shareholders of the Company immediately prior to such transaction cease to own a majority of the outstanding shares of common stock and the combined voting power of the Company’s outstanding voting securities in substantially the same proportion as their ownership immediately prior to the transaction, or (4) approval by the shareholders of a complete liquidation or dissolution of the Company or sale of substantially all of the assets of the Company.

Following a change in control, the Company may not generally reduce an Executive Officer’s base salary or target bonus, or the aggregate benefits to which the Executive Officer is entitled under incentive plans and welfare benefit plans, below the level to which the Executive Officer was entitled prior to the change in control.

If the employment of an Executive Officer is terminated by the Company without cause or by the Executive Officer for good reason, as defined below, within the period of two years following a change in control, then the Company will provide the following payments and benefits to the Executive Officer: (1) a prorated payment of the Executive Officer’s target bonus for the portion of the year of termination prior to the date of termination, (2) an amount equal to two times (three times in the case of Jonathan Ayers) the sum of the Executive Officer’s base salary plus the average bonus received by the Executive Officer for the three full fiscal years preceding the change in control, (3) the continuation of retiree, medical or other welfare benefits for a period of two years (three years in the case of Jonathan Ayers) following the date of termination, and (4) any other amounts or benefits required to be paid to the Executive Officer under any plan, program, policy or practice or contract or agreement of the Company.  In addition, an Executive Officer may be reimbursed up to $12,500 per year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs incurred in connection with obtaining new employment outside the State of Maine until the earlier of two years from termination of the Executive Officer’s employment or the date he or she secures full time employment.

Upon a change in control, each outstanding stock option, restricted stock unit, or other equity award (an “Equity Award”) held by an Executive Officer will become immediately exercisable or vested as to 25% of the number of shares as to which such Equity Award otherwise would not then be exercisable or vested. Following a termination of the Executive Officer’s employment by the Company within two years following a change in control other than for cause or by the Executive Officer for good reason, all Equity Awards held by the Executive Officer will become fully exercisable and vested.

Under the Agreements, “good reason” is defined as one or more of the following conditions arising without the consent of the Executive Officer: (1) any material reduction of the Executive Officer’s base salary, (2) any material reduction of the Executive Officer’s authority, duties or responsibilities, (3) any material reduction in the authority, duties or responsibilities of the supervisor to whom the Executive Officer reports, (4) any material reduction of the budget over which the Executive Officer has authority, (5) relocation, or (6) certain breaches by the Company of the Agreement. Under the Agreements with Jonathan Ayers, Chairman and Chief Executive Officer and Merilee Raines, Corporate Vice President and Chief Financial Officer, if either such Executive Officer does not hold the same position with the entity surviving any change in control, then good reason will be deemed to exist. Any notice of termination for good reason must be given to the Company within 60 days of the initial existence of one or more of the conditions described above.  The Company will then be entitled to a period of 30 days during which it may remedy the condition(s) and not be required to pay benefits under the Agreement.

If payments to an Executive Officer under the Agreement cause the Executive Officer to be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay the officer an additional amount that would, net of any taxes or penalties (including excise taxes) on such additional amount, allow the Executive Officer to retain the amount he or she would have received had he or she not been subject to the excise tax under Section 4999. However, if the payments to the Executive Officer are no more than 110% of the maximum amount of payments that the Executive Officer could receive under the Agreement without becoming subject to the excise tax, then no “gross-up” payment will be made and the payments to the Executive Officer will be reduced to such maximum amount.

The Agreements have an initial term ending on September 30, 2011. Commencing on October 1, 2011 and on each annual anniversary of such date (each of such dates is referred to as a “Renewal Date”), unless previously terminated, each Agreement will automatically renew for a period of one year, unless the Company provides notice to the Executive Officer within 120 days prior to the Renewal Date indicating that the Agreement will not be extended.

The foregoing description of the terms and conditions of the Agreements is qualified in its entirety by reference to the Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: October 7, 2010	By:	/s/ Conan R. Deady
Conan R. Deady
Corporate Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement dated October 1, 2010, between the Company and Jonathan W. Ayers

10.2	Executive Employment Agreement dated October 1, 2010, between the Company and Merilee Raines

10.3	Form of Executive Employment Agreement dated October 1, 2010, between the Company and each of Johnny D. Powers, PhD, Thomas J. Dupree and Michael J. Williams, PhD